UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 27, 2004

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Item 5.02 (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers)

(d) Election of New Director:

On September 27, 2004, IBM announced that Minoru Makihara has been elected to the IBM Board of Directors.  Mr. Makihara has become a member of IBM’s Directors and Corporate Governance Committee.  The press release is Exhibit 99 of this Form 8-K.

Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year)

(a) Amendment to Bylaws:

On September 27, 2004, Article III, Section 2 of IBM’s bylaws was amended to increase the number of directors from twelve to thirteen.  Exhibit 3 of this Form 8-K contains IBM’s Bylaws as amended through September 27, 2004.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 28, 2004

	By:	/s/ Andrew Bonzani
(Andrew Bonzani)
Assistant Secretary &
Associate General Counsel